Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Dean W. Dimke
Director of Corporate and Investor Communications
deandimke@KEMET.com
954.766.2806

KEMET TO MANUFACTURE STANDARD DC FILM CAPACITORS AT ITS MONTERREY, MEXICO GUADALUPE CAMPUS

Greenville, South Carolina (November 11, 2009) - KEMET Corporation (KEME.OB),  a leading manufacturer of tantalum, multilayer ceramic, solid aluminum, plastic film, paper and electrolytic capacitors, today announced that the Company is preparing its Monterrey, Mexico Guadalupe Campus to manufacture standard DC Film capacitors.

“This is the first of many steps that we will be taking to restructure this Business Group to lower our manufacturing cost through moving production to lower cost centers and leaning out any waste within production,” stated Per Loof, KEMET’s Chief Executive Officer.  “There are great opportunities for our Film and Electrolytic Business Group in the Americas.  We are seeing real growth in many of the markets for which these products are used, such as Alternative Energy.  Additionally, this move positions us closer to the growing Americas customer markets allowing us to work in partnership on the design-in phase of projects which is so important with these technologies,” continued Loof.

This new manufacturing capability in North America is in addition to the Department of Energy grant the Company has previously announced receiving to support new Power Film and Electrolytic manufacturing capabilities at its Simpsonville, South Carolina campus.  It is expected that equipment will be transferred to Monterrey over the December holiday period with production beginning 90-120 days later.

“As a result of the utilization of LEAN manufacturing techniques, the Ceramic Business Group has been able to reduce the amount of required floor space to support Ceramic operations in the Guadalupe Campus by fifty percent,” stated Kirk Shockley, Vice President, KEMET Film and Electrolytic Business Group.   “This move will allow the Film & Electrolytic Business Group to support our current and future customers for Standard Film Products in the Americas Region through improved logistical responsiveness.  Additionally, we will see reduced manufacturing cost through the synergies of producing in a lower cost environment and sharing infrastructure costs,” added Shockley.

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300   Fax: 864.963.6521

About KEMET

KEMET Corporation (KEME.OB) applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) generally adverse economic and industry conditions, including a decline in demand for the Company’s products;  (ii) the ability to generate and maintain sufficient liquidity to realize current operating plans and satisfy our liquidity requirements; (iii) the effect of receiving a going concern statement in our auditor’s report on our 2009 audited financial statements; (iv) the ability to comply with the financial covenants under our credit facilities; (v) adverse economic conditions could cause further reevaluation of the fair value of our reporting segments and the write down of long-lived assets; (vi) the cost and availability of raw materials; (vii) changes in the competitive environment of the Company; (viii) economic, political, or regulatory changes in the countries in which the Company operates; (ix) the ability to successfully integrate the operations of acquired businesses; (x) the ability to attract, train and retain effective employees and management; (xi) the ability to develop innovative products to maintain customer relationships; (xii) the impact of environmental issues, laws, and regulations; (xiii) the Company’s ability to finance and achieve the expected benefits of its manufacturing relocation plan or other restructuring plan; (xiv) volatility of financial and credit markets which would affect access to capital for the Company; (xv) increased difficulty or expense in accessing capital because of the Company’s delisting of common stock from the New York Stock Exchange; (xvi) exposure to foreign exchange (gains) and losses; (xvii) need to reduce costs to offset downward price trends; (xviii) potential limitation on use of net operating losses to offset possible future taxable income; (xix) dilution as a result of the issuance of a warrant to K Financing, LLC; and (xx) exercise of the warrant by K Financing, LLC may result in the existence of a controlling shareholder. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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